Exhibit 99.1

Zymergen Provides Business Update

Jay Flatley, Chairman of the Board, Appointed Acting CEO; Josh Hoffman to Step Down

Conference Call to be Held at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time Today

EMERYVILLE, Calif., August 3, 2021 -- Zymergen Inc. (“Zymergen” or the “Company”), today provided a business update regarding its commercial product pipeline and financial forecast.

Zymergen recently became aware of issues with its commercial product pipeline that will impact the Company’s delivery timeline and revenue projections. Accordingly, the Company no longer expects product revenue in 2021, and expects product revenue to be immaterial in 2022.

During the quarter, several key target customers encountered technical issues in implementing Hyaline into their manufacturing processes typical of new product and process development learnings. The Company has made significant progress towards addressing these challenges and believes there are no intrinsic technical issues with Hyaline. However, this issue has resulted in a delay in the Company’s commercial ramp. Zymergen is working to strengthen its commercial team to ensure the reliability and robustness of the sales pipeline qualification and forecast processes.

The Company is also evaluating emerging data on the total addressable market for foldable display applications, which indicate a smaller near-term market opportunity that is growing less rapidly than anticipated, as well as its impact on Zymergen’s sales forecast. The Company will conduct a full re-examination of Zymergen’s target markets confirming our past views or altering them if the data indicate a shift in market focus is appropriate.

“We are disappointed by these developments, and the Board and management team are focused on resolving the underlying issues to ensure Zymergen moves forward as a stronger company with a compelling operating plan,” said Jay Flatley, Acting CEO and Chairman of the Board. “The Board has formed dedicated committees, including a Strategic Oversight Committee, and is working with outside experts to conduct an in-depth review of the Company’s operational, financial, product, and commercialization efforts to facilitate the development of an updated strategic plan for Zymergen. The underlying promise of our business and technology is sound, and I am proud of the work our teams are doing across the organization. We are confident in Zymergen’s opportunities and prospects, although it will take longer to accomplish our goals than previously expected.”

CEO Transition

In connection with the business update, Zymergen also announced that Jay Flatley has been appointed Acting Chief Executive Officer, effective immediately. Flatley’s appointment follows the mutual decision by Zymergen and Josh Hoffman that Hoffman will step down as CEO and as a member of the Board, effective immediately. The Company's Board of Directors will commence a search process to identify a permanent CEO. Sandi Peterson will serve as Zymergen’s Lead Independent Director while Flatley serves as Acting CEO.

Flatley is a seasoned executive, with a strong track record of driving operational excellence and bringing innovative technology and products at scale into the markets. Flatley served as CEO of Illumina, a cutting-edge company in the human health space, for 17 years, and as its Executive Chair, and later Chairman of the Board, until 2021.

“A key element to ensuring Zymergen is set-up for long-term success is having the right team in place, and the Board and Josh recognize that new leadership is required,” said Flatley. “The Board will take whatever time is needed to conduct a thorough search to identify a world-class leader for Zymergen. Until then, I am committed to working with our deep bench of talent to drive our company forward. On behalf of the Board and management team, I thank Josh for his work in advancing our mission and wish him the best in his future endeavors.”

Preliminary Q2 FY 2021 Results

For the quarter ended June 30, 2021, the Company currently estimates total revenue of $5 million to $6 million, all relating to R&D service agreements and collaboration revenue.

The Company currently estimates GAAP total cost and operating expenses of approximately $100 million to $105 million, including estimated stock-based compensation, depreciation and amortization and an increase in non-cash rent expense of approximately $20 million, and non-GAAP total cost and operating expenses of approximately $80 million to $85 million.

As of June 30, 2021, the Company had cash and cash equivalents of approximately $588 million, including restricted cash of approximately $11 million.

In connection with today’s business update, Zymergen is developing a plan to reduce and align expenses with the change in the Company’s revenue expectations

The financial results presented in this press release are preliminary, estimated and unaudited. They are subject to the completion and finalization of Zymergen’s purchase accounting for the acquisition of Lodo and other financial and accounting closing procedures. They reflect management’s estimates based solely upon information available to management as of the date of this press release. Further information learned during that completion and finalization may alter the final results. In addition, the preliminary estimates should not be viewed as a substitute for full quarter financial statements prepared in accordance with GAAP. There is a possibility that Zymergen’s second quarter financial results could vary materially from these preliminary estimates. In addition to the completion of the financial closing procedures, factors that could cause actual results to differ from those described above are set forth below under “Cautionary Note Concerning Forward-Looking Statements.” Accordingly, you should not place undue reliance upon this preliminary information.

Additional information regarding the Company’s second quarter 2021 financial results will be available in the Company’s Form 10-Q, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

Business Update Call

Zymergen will host a conference call to discuss the business update today at 5:00 PM Eastern Time. A webcast for this call can be accessed at https://investors.zymergen.com/. The webcast will be archived and available for replay for at least 90 days after the event.

About Jay Flatley

Mr. Flatley most recently served as CEO of Illumina, a cutting-edge company in the human health space, from 1999 until 2016. He then transitioned to the role of Executive Chair until January 2020, and served as Chairman of the Board from January 2020 to May 2021. During his tenure as CEO of Illumina, Mr. Flatley took the company from $1.3 million in sales in 2000 to $2.2 billion in 2015. Under his leadership, Illumina was named multiple times to each of the Deloitte & Touche Fast 50 and Fast 500 list, the Forbes 25 Fastest-Growing Tech Companies list, the Fortune 100 Fastest-Growing Companies list and was recognized by MIT Technology Review as the World’s Smartest Company in 2014. Prior to joining Illumina, Mr. Flatley was co-founder, President, CEO and a director of Molecular Dynamics, a life sciences company focused on genetic discovery and analysis, from 1994 until its sale to Amersham Pharmacia Biotech in 1998. Mr. Flatley serves as Chairman of the Board of Zymergen, as a member of the Boards of Denali Therapeutics Inc and Coherent Inc., is an advisory board member for U.C. San Diego’s Moore Cancer Center and serves on the Board of Trustees for The Salk Institute for Biological Studies. Mr. Flatley holds a BSc and MSc (Hons) from Stanford University, along with a BA from Claremont McKenna College.

About Zymergen

Zymergen is a biofacturing company using biology to reimagine the world. Zymergen partners with nature to design, develop and manufacture bio-based breakthrough products that deliver value to customers in a broad range of industries. A unique combination of biology, chemistry, software and automation enables the company to design and create new materials.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including but not limited to statements regarding the opportunities and prospects for our company, including our business, technologies and products, the delivery timeline, revenue projections and market opportunity for Hyaline and other products in our pipeline, the development of our strategic and operating plans, our plan to reduce expenses and our preliminary financial results. We do not have revenue from product sales, and we may not be able to successfully commercialize Hyaline or our pipeline products. These and other risks are described more fully in the Company’s filings with the SEC, including the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 and other documents the Company subsequently files with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact

Niraj Javeri

investors@zymergen.com

Media Contact

Mike Dulin

mdulin@zymergen.com

502-777-2029